                                                                   EXHIBIT 10.67

                                                                [Execution Copy]



                            LETTER AMENDMENT NO. 2
                                      to
                  AMENDED AND RESTATED MASTER SHELF AGREEMENT


                                     August 31, 1994


The Prudential Insurance Company
 of America
c/o Prudential Capital Group
1201 Elm Street, Suite 4900
Dallas, Texas 75270

Ladies and Gentlemen:

          We refer to the Amended and Restated Master Shelf Agreement dated as of December 19, 1991 among the undersigned and you (such agreement, as amended, being referred to as the "AGREEMENT"). Unless otherwise defined herein, the terms defined in the Agreement shall be used herein as therein defined.

          The Company has requested that you amend certain covenants in the Agreement. You have indicated your willingness to so agree. Accordingly, it is hereby agreed by you and us as follows:

          The Agreement is, effective the date first above written, hereby amended as follows:

          1. PARAGRAPH 6A(2). CURRENT RATIO. Paragraph 6A(2) is amended by amending the first sentence thereof in its entirety to read as follows:

          "6A(2). CURRENT RATIO. The ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.0 to 1.0 at any time. For the purpose of determining compliance with this paragraph 6A(2), (x) 'Consolidated Current Liabilities' will be calculated without including any payments of principal of any Debt of the Company which are required to be repaid within one year from the time of calculation and (y) 'Consolidated Current Assets' shall include the amount of funds that are available to be borrowed under the NCNB Agreement, where 'available' means, as of the date of determination, the banks parties to the NCNB Agreement are committed to advance such funds, no default exists under the NCNB Agreement and all conditions to such banks advancing such funds would be satisfied; provided
                                                                       --------
     that the portion of such funds that are required to be included in 'Consolidated Current Assets' for the Company to satisfy the provisions of the first sentence of this paragraph 6A(2) shall be considered 'Debt' for the purposes of determining the Company's compliance with paragraph 6A(3) hereof. Prudential acknowledges that the Company currently calculates the current ratio only as of the end of each calendar month."

          2. PARAGRAPH 6A(3). DEBT MAINTENANCE. Paragraph 6A(3) is amended in its entirety to read as follows:

          "6A(3). DEBT MAINTENANCE. Adjusted Consolidated Debt to exceed (i) from August 31, 1994 through October 31, 1995, 60% of Consolidated Net Tangible Assets and (ii) at any time after October 31, 1995, 55% of Consolidated Net Tangible Assets; and"

For purposes of determining compliance with this paragraph 6A(3), Adjusted Consolidated Debt shall not include Debt secured by Liens described in paragraph 6C(1)(i), (ii), (iii) or (viii) unless such obligations would be considered Debt under clause (i) of the definition of Debt and, in any event, Adjusted Consolidated Debt shall include all indebtedness included in determining compliance with the similar covenant in the NCNB Agreement.

          3. PARAGRAPH 6A(4). FIXED CHARGE COVERAGE RATIO. Paragraph 6A(4) is amended in its entirety to read as follows:

          "6A(4). FIXED CHARGE COVERAGE RATIO. For each fiscal quarter of the Company, the ratio of (i) the sum of (a) the consolidated earnings of the Company for the four immediately preceding fiscal quarters of the Company plus (b) the Company's consolidated interest expense, provision for income
     ----
     taxes, depreciation and amortization for the four immediately preceding fiscal quarters of the Company that were taken into account in determining such consolidated earnings to (ii) the Company's consolidated accrued interest expense for the four immediately preceding fiscal quarters to be less than (x) 3.25 to 1.00 for the period commencing August 31, 1994 and ending September 30, 1994 and (y) 3.75 to 1.00 at any time thereafter."

          4. PARAGRAPH 6C(1). LIENS. Paragraph 6C(1) is amended in its entirety to read as follows:

          "6C(1). LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of Paragraph 5C), except
                                                               ------

               (i) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings,

               (ii) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets (including landlord liens) that are not incurred in connection with the borrowing of money or the obtaining of advances or credit or guaranteeing the obligations of a Person, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

               (iii) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or a Wholly Owned Subsidiary,

               (iv)  existing Liens on property of the Company described in
          Schedule 6C(2) attached hereto and securing Debt permitted by clause
          (iii) of Paragraph 6C(2),

               (v) in the case of transactions that occur after the date hereof, Liens existing on any real property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any property acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not assumed by the Company or such Subsidiary, or placed on property at the time of acquisition by the Company or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof, provided that (a) all of
                                                       --------
          such property is not or shall not thereby become encumbered in any amount in excess of the lesser of the cost thereof or Fair Market Value thereof and (b) any such Lien shall not encumber any other property of the Company or such Subsidiary,

               (vi) Liens on deposit and other bank accounts of the Company created by the right of a lender party to the NCNB Agreement or the Inventory Loan Agreement to offset obligations of the Company owing under such agreements, respectively, against such accounts if, and only if, there is no agreement between any such lender and the Company which requires the Company to maintain any deposit or other funds in any account with such lender other than as provided in (viii) below,

               (vii) Liens on deposits of the Company under the NCNB Agreement to secure the face amount of outstanding letters of credit issued pursuant to the NCNB Agreement,

               (viii) Liens securing sales or transfer of accounts receivable permitted by paragraph 6C(9), and

               (ix)  other Liens on the property of the Company,

          provided that the aggregate amount of Debt secured by Liens permitted
          --------
          by clauses (iv), (v) and (ix), together with the amount of undrawn letters of credit subject to the obligation to provide deposits referred to in clause (viii), whether or not such deposits have been provided, does not exceed at any time an amount in excess of 5% of Consolidated Tangible Net Worth.

          5. PARAGRAPH 6C(5). MERGER AND SALE OF ASSETS. Paragraph 6C(5) is amended by (I) deleting the word "and" after clause (vii) thereof and (II) inserting after clause (viii) the word "and" and the following new clause (ix):

          "(ix) sales of accounts receivables pursuant to paragraph 6C(9) hereof in an aggregate amount not to exceed $75,000,000."

          6. PARAGRAPH 6C(7). LIMITATION ON CREDIT EXTENSIONS. Paragraph 6C(7) is amended in its entirety to read as follows:

          "6C(7). LIMITATION ON CREDIT EXTENSIONS. Extend credit, make advances or make loans other than (i) normal and prudent extensions of credit in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, (ii) loans from Wholly Owned Subsidiaries to the Company or loans from the Wholly Owned Subsidiaries or the Company to any Subsidiary, in each case made in the ordinary course of business, and (iii) loans made by the Company to its employees pursuant to the Stock Option Agreements; provided that the aggregate amount of all such loans permitted
                 --------
     by this clause (iii) outstanding at any time shall not exceed $10,000,000."

          7. PARAGRAPH 6C(9). SALE OR DISCOUNT OF RECEIVABLES. Paragraph 6C(9) is amended in its entirety to read as follows:

          "6C(9). SALE OR DISCOUNT OF RECEIVABLES. Sell with recourse, or discount (other than to the extent of finance and interest charges included therein) or otherwise sell for less than face value thereof, any of its notes or accounts receivable except notes or accounts receivable the collection of which is doubtful in accordance with general accepted accounting principles; provided, however, that the Company shall be
                            --------- -------
     permitted to sell, transfer of otherwise dispose of, at not less than face value, on a revolving basis, an undivided interest in a pool of the Company's accounts receivable to a special-purpose entity whose commercial paper is rated at least A-1+/P-1 at the time of such sale, in an amount not to exceed, at any time, $75,000,000, plus an amount not to exceed 10% of the amount sold or transferred for the purpose of providing the purchaser with over-collateralization; and provided, further, that the agreement
                                      --------  -------
     pursuant to which such transfer is made shall be terminable at the sole discretion of the Company. In connection with such sales, the Company may grant the purchaser a security interest in such receivables (including receivables transferred to provide the purchaser with over-collateralization) and the proceeds therefrom."

          8. PARAGRAPH 7A. ACCELERATION. Paragraph 7A is amended by adding the word "or" after the end of enumerated Event of Default (xv) and inserting thereafter a new Event of Default (xvi) to read as follows:

          "(xvi) the Company or any Affiliate breaches or defaults in the performance of any agreement or instrument creating or evidencing any asset sale referred to in the first proviso of paragraph 6C(9) or breaches or defaults in the performance of any prefunding facility associated therewith, and any such breach or default continues beyond any applicable period of grace provided therefor, or any early or accelerated amortization of any obligations or rights commences to occur under any such facility without a replacement facility (on terms consistent with those set forth in paragraph 6C(9)) being effective to provide for replacement funding therefor."

          9. PARAGRAPH 7A. EVENTS OF DEFAULT. Paragraph 7A is further amended by amending clause (x) of the proviso following subclause (d) of the final
                    -                                      -
paragraph of paragraph 7A in its entirety to read as follows:

          "(x)   the event whose occurrence permits such declaration is an Event
            -
     of Default specified in any of clauses (i) to (vi), inclusive, or (xvi) of this paragraph 7A,"

          10. PARAGRAPH 10B. OTHER TERMS. Paragraph 10B is amended by (I) amending the definition of "Debt" as follows and (II) inserting the following new definitions in alphabetical order:

          "'DEBT' shall mean, without duplication:

               (i) any obligation that, under generally accepted accounting principles, is shown on the balance sheet as a liability (including, without limitation, any obligation for borrowed money, any notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, and Capitalized Lease Obligations but excluding accounts payable and accrued expenses in the ordinary course of business, reserves for deferred income taxes and other reserves to the extent that such reserves do not constitute an obligation),

               (ii) any obligation secured by a Lien on, or payable out of the proceeds of production from, property, whether or not the obligation secured thereby shall have been assumed by the owner of such property,

               (iii) liabilities in respect of unfunded vested benefits under Plans and liabilities in respect of postretirement benefits that, under generally accepted accounting principles in effect at the time in question, are shown on the balance sheet as a liability, and

               (iv) any obligation described in paragraph 6C(10) (Guaranties) for which a maximum amount is quantifiable.

          'ADJUSTED CONSOLIDATED DEBT' shall mean Consolidated Debt plus Excess
                                                                    ----
     Working Capital Deficit.

          'EXCESS WORKING CAPITAL DEFICIT' shall mean (i) if the Company's Working Capital is greater than or equal to negative $10,000,000, zero, or
     (ii) if the Company's Working Capital is less than negative $10,000,000, the product of (A) the amount of such Working Capital plus $10,000,000
                                                           ----
     multiplied by (B) negative one (for example, if Working Capital equals
     -------------
     negative $15,000,000, the Excess Working Capital Deficit would equal $5,000,000). For purposes of this definition, 'Working Capital' means the remainder of the Company's Consolidated Current Assets minus the Company's
                                                            -----
     Consolidated Current Liabilities, excluding current maturities of long-term Debt."

          On and after the effective date of this letter amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Agreement, and each reference in the Notes to "the Agreement", "thereunder", "thereof", or words of like import referring to the Agreement, shall mean the Agreement as amended by this letter amendment. The Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this letter amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement.

          This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

          If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least a counterpart of this letter amendment to the Company at its address at 12200 N. Pecos Street, Suite 230, Denver, CO 80234, Attention of John C. Walter, Vice President-General Counsel. This letter amendment shall become effective as of the date first above written when and if (i) counterparts of this letter amendment shall have been executed by us and you, (ii) the consent attached hereto shall have been executed by each Guarantor, (iii) the NCNB Agreement shall been amended in a manner similar to this letter amendment and (iv) the Note Purchase Agreements between the Company and the purchasers relating to the Company's 7.65% Senior Notes due April 30, 2003 shall have been amended in a manner similar to this letter amendment to the extent applicable.

                              Very truly yours,

                              WESTERN GAS RESOURCES, INC.

                              By:____________________________
                                    Title:

Agreed as of the date
     first above written:

THE PRUDENTIAL INSURANCE COMPANY
 OF AMERICA

By:_____________________________
     Vice President

                             CONSENT TO AMENDMENT

          Each of the undersigned is a Guarantor ("GUARANTOR" and, collectively, "GUARANTORS") under separate guaranties (each being a "GUARANTY") dated as of October 27, 1992 or August 31, 1993 in favor of The Prudential Insurance Company of America ("PRUDENTIAL"), for itself and on behalf of affiliates of Prudential with respect to the obligations of Western Gas Resources, Inc. (the "COMPANY") under a Master Shelf Agreement dated as of December 19, 1991, as amended (the "ORIGINAL AGREEMENT"). The terms used herein have the meaning specified in each Guaranty unless otherwise defined herein. Prudential and the Company entered into an Amended and Restated Master Shelf Agreement dated as of December 19, 1991 (as subsequently amended, the "AMENDED AGREEMENT") which amended the
Original Agreement.   Prudential and the Company are entering into a Letter
Amendment No. 2 to Amended and Restated Master Shelf Agreement dated as of August 31, 1994 to which this consent is attached (the "LETTER AMENDMENT").
Each of the undersigned hereby consents to the Letter Amendment and each hereby confirms and agrees that its Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the date of this consent, all references in the Guaranty of the undersigned to the "Shelf Agreement", "thereunder", "thereof" or words of like import referring to the Shelf Agreement shall mean the Amended Agreement as amended by the Letter Amendment.

          Dated as of August 31, 1994.


MGTC, INC.                          WESTERN GAS RESOURCES STORAGE, INC.

By:_______________________          By:_______________________
     Title:                              Title:

MOUNTAIN GAS RESOURCES, INC.        WESTERN GAS RESOURCES - TEXAS, INC.

By:_______________________          By:_______________________
     Title:                              Title:

WESTERN GAS RESOURCES               MIGC, INC.
OKLAHOMA, INC.
                                    By:_______________________
By:_______________________               Title:
     Title: